As filed with the Securities and Exchange Commission on April 30, 2010
Registration No. 333-148098

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTREME LINK, INC.
(Name of Small Business Issuer in its charter)

NEVADA	3751	20-5240593
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Xtreme Link, Inc.
Terry Hahn, President
21-10405 Jasper Avenue,
Edmonton, Alberta,
T5J 3S2, Canada
Phone:  (780) 669-7909

(Address and Telephone Number of Principal Executive Offices)

Val-U-Corp Services Inc.
1802 N Carson Street, Suite 212
Carson City, Nevada, USA 89701
Telephone:  775-887-8853

(Name, address and telephone number of Agent for service of process)

Copy of All Communications to:

David E. Danovitch, Esq.
Kristin J. Angelino, Esq.
Cheryll J. Calaguio, Esq.
Gersten Savage LLP
600 Lexington Avenue – 9th Floor
New York, New York 10022

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the registration statement on Form SB-2 of Xtreme Link, Inc. (the “Company,” “we,” “us,” or “our”) pertaining to 2,900,000 shares of our common stock, $.001 par value per share, which was filed with the Securities and Exchange Commission on December 17, 2007 (Registration No. 333-148098), as amended and supplemented, and was declared effective by the Securities and Exchange Commission on January 14, 2008 (the “Registration Statement”).  This Post-Effective Amendment is being filed to update certain financial and other information contained in the prospectus in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), and includes the financials and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009, the financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the three and nine-month periods ended February 28, 2010 and certain other updated information.  No additional securities are being registered under this Post-Effective Amendment.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS

2,900,000 SHARES COMMON STOCK

XTREME LINK, INC.

This prospectus relates to the resale by certain selling stockholders of up to 2,900,000 shares of our common stock, $.001 par value.

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  Our common stock is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “XTML”.  On April 30, 2010, our closing price was not available on the OTC Bulletin Board because there have been no reported trades.

The selling stockholders will sell our shares at prevailing market prices or privately negotiated prices.  The expenses of the offering are estimated at $12,008.90 and will be paid by us.

We will not receive any of the proceeds from shares sold by selling stockholders. No person has agreed to underwrite or takedown any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus April ____, 2010.

As used in this Prospectus, references to “the Company,” “Xtreme Link” “we,”“our,” “ours” and “us” refer to Xtreme Link, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our financial statements except as the context otherwise requires and any reference to “fiscal year” refers to our fiscal year ending May 31.  Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

WHERE YOU CAN FIND US

Our principal offices are located at 21-10405 Jasper Avenue, Edmonton, Alberta, T5J 3S2, Canada.  Our telephone and fax numbers are (709) 669-7909 and (709) 401-3100.

CORPORATE BACKGROUND AND OUR BUSINESS

We were incorporated on June 22, 2006 under the laws of the State of Nevada.

We are in the business of licensing, manufacturing and marketing a bicycle drive shaft which could replace the bicycle chain. Our business strategy is to license our product to bicycle manufacturers. The manufacturers will manufacture our product under license for inclusion in their own product. In addition, we plan to outsource manufacturing of our product to third party manufacturers which production we plan to sell to bicycle manufacturers with whom we have not entered into licensing agreements and to supply the replacement market.

THE OFFERING

Securities Being Offered	Up to 2,900,000 shares of common stock in Xtreme Link, Inc.

Initial Offering Price	The selling stockholders will sell our shares at prevailing market prices or at privately negotiated prices.

Terms of the Offering	The selling stockholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering
The offering will conclude when all of the 2,900,000 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares.  The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.  We may also terminate the offering for no given reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	7,900,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering	7,900,000 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents summary financial and other data and has been derived from our audited financial statements for the period from inception to May 31, 2009 and our unaudited financial statements from the period from inception to February 28, 2010. The information below should be read in conjunction with “Selected Historical Financial and Other Data,” “Management’s Discussion and Plan of Operations” and our financial statements and the notes to our financial statements, each of which is included in another section of this prospectus.

	May 31,	February 28,
(US Dollars)	2009	2010
Statement of Operations Data:
Revenues	$0	$0
Total Operating Expenses	$(25,474)	$(3,462)

Net (loss)	$(25,474)	$(3,462)

Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$13,693	$8,698

Total Assets	$18,693	$13,698
Total Liabilities	$18,577	$20,076

Total Stockholders’ Equity (Deficit)	$116	$(6,378)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to Our Business

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL

Our business plan calls for ongoing expenses in connection with the licensing, manufacturing and marketing of a bicycle drive shaft. We have not generated any revenue from operations to date.

At February 28, 2010, we had cash on hand of $8,698. In addition, over the next 12 months, we anticipate spending approximately $30,000 on professional fees and administrative expenses and $50,000 on marketing expenses.  Total expenditures over the next 12 months are expected to be approximately $80,000. At this rate, we expect that we will only be able to continue operations for three months without additional funding. We anticipate that these funds will be used for general administrative expenses and business costs relating to negotiating licensing and manufacturing agreements and marketing costs.

We will not be able implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to the existing shareholders.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on June 22, 2006 and to date have been involved primarily in organizational activities. We have not earned revenues to date and have incurred total losses of $84,378 from our incorporation to February 28, 2010.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when.

IF WE FAIL TO EFFECTIVELY MANAGE OUR GROWTH OUR FUTURE BUSINESS RESULTS COULD BE HARMED AND OUR MANAGERIAL AND OPERATIONAL RESOURCES MAY BE STRAINED

As we proceed with the commercialization of our patent on a bicycle drive shaft, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our product, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in commercializing our product. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

OUR REVENUES AND EARNINGS COULD CONTINUE TO BE NEGATIVELY AFFECTED IF WE CANNOT ANTICIPATE MARKET TRENDS, ENHANCE OUR PRODUCT AND ACHIEVE MARKET ACCEPTANCE OF OUR PRODUCT

Our ability to succeed as a company is dependent to a large part on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, including the introduction of new or updated products at prices acceptable to customers. We believe that our ability to produce additional product lines will provide diversification of our products. Our ability to achieve market acceptance for these products will depend upon our ability to:

* establish a strong and favorable brand image;

* establish a reputation for high quality; and

* to develop our network of independent dealers to sell our product.

        The demand for and market acceptance of our product is subject to substantial uncertainty. Because the market for our product is new and evolving, we cannot predict the size and future growth rate, if any, of this market. We also can give you no assurance that the market for our product will develop or that large demand for such will emerge or be sustainable. In addition, we may incur significant costs in our attempt to establish market acceptance for our product.

IF WE LOSE THE SERVICES OF MR. TERRY HAHN, OUR SOLE DIRECTOR AND OFFICER, WE MAY NOT BE ABLE TO CARRY OUT OUR PLAN OF OPERATION

We are dependent upon the services of Mr. Terry Hahn, our sole director and officer, to carry out our plan of operations. The loss of the services of Mr. Hahn could have a serious effect on our ability to execute our business plan and succeed in commercializing our product. If we should lose the services of Mr. Hahn, then we would be forced to hire another person to manage our business and undertake the implementation of our plan of operations. We do not maintain any ‘key man’ insurance on Mr. Hahn.

AS WE HAVE NOT YET ESTABLISHED ANY SALES OF OUR PRODUCT THERE CAN BE NO ASSURANCE THAT WE WILL EVER ACHIEVE REVENUES

Our plan of operation is focused on commercialization of our patent on a bicycle drive shaft. Our ability to achieve significant revenues and future profitability will depend on our ability to successfully license, manufacture and market our product. There is no assurance that we will be able to successfully develop sales of our product. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the difficulties normally encountered in developing and commercializing new product, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. If we are unsuccessful in addressing these risks, then we will not achieve revenues and our business will most likely fail.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE BICYCLE OR BICYCLE COMPONENT BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Our director has no experience in the bicycle and bicycle component business.  In addition, we do not have any employees with experience in this business sector.  As a result, we may not be able to recognize and take advantage of product and market trends in the sector and we may be unable to accurately predict consumer demand.  As well, our directors’ decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR PRODUCTS COULD CONTAIN DEFECTS CREATING PRODUCT RECALLS AND WARRANTY CLAIMS THAT COULD MATERIALLY ADVERSELY AFFECT OUR FUTURE SALES AND PROFITABILITY

Our products could contain unforeseen defects. These defects could give rise to product recalls and warranty claims. A product recall could delay or halt production of our product until we are able to address the reasons for any defects. Recalls may also have a materially negative effect on our brand image and public perception of our product. This could materially adversely affect our future sales. Recalls or other defects would be costly and could require substantial expenditures.

Unanticipated defects could also result in product liability litigation against us. Given the nature of our product, we expect that any defect in our product will result in product liability claims that, in the absence of sufficient insurance coverage, could have a material adverse effect on us. Although we currently maintain liability insurance coverage, this coverage may be inadequate to cover all product liability claims.  Any large product liability claim could materially adversely affect our ability to effectively market our products.

DISCRETIONARY CONSUMER SPENDING MAY AFFECT PURCHASES OF OUR PRODUCTS AND IS AFFECTED BY VARIOUS ECONOMIC CONDITIONS AND CHANGES

Purchases of bicycles and bicycle parts and accessories are considered discretionary for consumers. Our success will be influenced by a number of economic factors affecting discretionary consumer spending, including:

* employment levels;

* business conditions;

* interest rates;

* general level of inflation; and

* taxation rates.

Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect our growth and profitability.

WE WILL DEPEND UPON A THIRD PARTY SUPPLIER FOR THE MANUFACTURE OF OUR PRODUCT AND ANY DISRUPTION FROM SUCH A SUPPLIER COULD PREVENT US FROM DELIVERING OUR PRODUCT TO OUR CUSTOMERS WITHIN REQUIRED TIMEFRAMES OR AT SCHEDULED PRICES WHICH COULD RESULT IN ORDER CANCELLATIONS AND A DECLINE IN SALES

We do not have the internal ability to manufacture our own product. Accordingly, we anticipate outsourcing our manufacturing activities to third party manufacturers. There can be no assurance that third party manufacturers will be able to produce our product in the quantities we require or on a timely basis. Should we not be able to source our product in the quantities we require or on a timely basis we will either be forced to find another third party manufacturer, which may be very difficult to do, or run the risk of not responding to market demands. This could harm our customer relationships and negatively affect our operating results.

WE MAY LOSE OUR COMPETITIVENESS IF WE ARE NOT ABLE TO PROTECT OUR PATENT AGAINST INFRINGEMENT AND RELATED LITIGATION MAY BE TIME CONSUMING AND COSTLY

Our success and ability to compete depends to a significant degree on our patent. If any of our competitors copy or otherwise gain access to our patent or develop a similar patent, we may not be able to compete as effectively. The measures we have implemented to protect our patent are currently based upon a combination of a patent application and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our patent. Further, the laws of foreign countries may provide inadequate protection for our patent. We may need to bring legal claims to enforce or protect our patent. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our patent, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our patent is not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our patent.

ALL OF OUR ASSETS ARE OUTSIDE OF THE UNITED STATES AND OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE OF THE UNITED STATES WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE, WITHIN THE UNITED STATES, JUDGEMENTS OBTAINED AGAINST US OR OUR OFFICER AND DIRECTOR

Although we are incorporated under the laws of the State of Nevada we operate from Edmonton, Canada. Our sole officer and director resides outside of the United States. As a result, it may be difficult for investors to enforce judgments against us  or our officer and director that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with all of its property located outside the United States. Any orders or judgments of a bankruptcy court obtained by you in the United States may not be enforceable.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 ARE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS

As a public entity, we are subject to the reporting requirements of the Securities Exchange Act of 1934, and we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $20,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

GOING CONCERN RISK

The Company's ability to continue its operations and to realize its assets at their carrying values is dependent upon the continued support of its shareholders, obtaining additional financing and generating revenues sufficient to cover its operating costs. Our auditors have expressed substantial doubt about our ability to continue as a going concern.  These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the consolidated financial statements.

Risks Related to Our Common Stock

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

WE HAVE NOT PAID DIVIDENDS AND DO NOT FORESEE PAYING DIVIDENDS IN THE FUTURE

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

FOR REASONS OUTSIDE OUR CONTROL, OUR STOCK PRICE MAY BE VOLATILE

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations offered by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology and products;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic partner or relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above-listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING

Our common stock is currently quoted on the Over the Counter Bulletin Board ("OTCBB") market tier, however, no trading has developed for our common stock and one may never develop.  Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.

BECAUSE OUR PRESIDENT OWNS 63.29% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS

Mr. Terry Hahn, our President and Director, owns approximately 63.29% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and a change in control. The interests of Mr. Hahn may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE ARE SUBJECT TO “PENNY STOCK” RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management.  Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking.  Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.  We undertake no obligation to update forward-looking statements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares at prevailing market prices or privately negotiated prices.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock.  We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

SHARES ELIGIBLE FOR RESALE

The shares of our common stock sold by the selling stockholders in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our common stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 generally provides that a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

*	1.0% of the number of shares of our common stock then outstanding; and

*
if the shares of common stock are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the common stock by the selling stockholders and as adjusted to give effect to the sale of the shares offered in this prospectus.  The holders listed below all acquired or were granted the shares in the ordinary course of business.  They were issued either as part of our financings or for services provided to the Company either financially or otherwise.

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering (1)	Total Number of Shares to Be Offered for Selling stockholders Account	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Ryan Hanson 325 Kline Cres. Edmonton, Alberta T6L 6K8 Canada	100,000	100,000	0	0
Brendan Sledz 3423 143 Ave. Edmonton, Alberta T5Y 1H6 Canada	100,000	100,000	0	0
Erin Dillman PO Box 23 Site 330, RR 3 STN Main Stony Plain, Alberta T7Z1X3 Canada	100,000	100,000	0	0
Russel McAllister 9615 64th Ave. Edmonton, Alberta T6E 0J2 Canada	100,000	100,000	0	0
Carly Hagel 1412 107 Ave., Calgary, Alberta T2W 0B9 Canada	100,000	100,000	0	0
Susan Hahn 1201 9943 110 St. Edmonton, Alberta T5K 2N5 Canada	100,000	100,000	0	0
Gerald Majeau 15202 98 Ave. Edmonton, Alberta T5P 0G4 Canada	100,000	100,000	0	0
Jacqueline Hagel 1412 107 Ave., Calgary, Alberta T2W 0B9 Canada	100,000	100,000	0	0

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering (1)	Total Number of Shares to Be Offered for Selling stockholders Account	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Pierre Duperron 11432 53 Ave. Edmonton, Alberta T6H 0S8 Canada	100,000	100,000	0	0
Christine Didur 11710 125 St. Edmonton, Alberta T5M 0N6 Canada	100,000	100,000	0	0
John Fung 820 112A St. Edmonton, Alberta T6J 6W3 Canada	100,000	100,000	0	0
Lee Goodyear RR # 1 Site 120 C-30 Cornel, Alberta T0E 0H0 Canada	100,000	100,000	0	0
Chris Calkins 307 4510 106 St. Edmonton, Alberta T6H 4X2 Canada	100,000	100,000	0	0
Cory Lynch 639 88th St., Edmonton, Alberta T6X 1E1 Canada	100,000	100,000	0	0
Keith Squires 1024 Knottwood Road, Edmonton, Alberta T6K 3R4 Canada	100,000	100,000	0	0
Ricky Dickison 15708-119 St. Edmonton, Alberta T5X 2P5 Canada	100,000	100,000	0	0
Jason Jessome 268 Primrose Gardens Edmonton, Alberta T5T 0R1 Canada	100,000	100,000	0	0
Justin Sinclair-Cole 201-7933-82 Ave. Edmonton, Alberta T6C 0Y1 Canada	100,000	100,000	0	0
Chad Stang PO Box 363, Macklin, Saskatchewan, S0L 2C0 Canada	100,000	100,000	0	0
Darrell Cross 14423-131 St. Edmonton, Alberta T6V 1G8 Canada	100,000	100,000	0	0

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering (1)	Total Number of Shares to Be Offered for Selling stockholders Account	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Matt Gallant 7739-78 Ave. Edmonton, Alberta T6C 0M8 Canada	100,000	100,000	0	0
Robert Gliener 7616-172A St. Edmonton, Alberta T5T 0E2 Canada	100,000	100,000	0	0
Sheldon Allen 10508-60A Ave. Edmonton, Alberta T6H 1K2 Canada	100,000	100,000	0	0
Brad Kobylnyk 5708-90 Ave. Edmonton, Alberta T6B 0N9 Canada	100,000	100,000	0	0
Craig Taylor 9739-70 Ave. Edmonton, Alberta T6E 0V4 Canada	100,000	100,000	0	0
William Wallace Halloway 319 Gibb Close Edmonton, Alberta T5T 6W8 Canada	100,000	100,000	0	0
Richard Burton 10615-76 St. Edmonton, Alberta T6A 3B5 Canada	100,000	100,000	0	0
Jesse Hahn 11107-50th Ave. Edmonton, Alberta T6H 0J1 Canada	100,000	100,000	0	0
Mel Hahn PO Box 1538, Hanna, Alberta T0J 1P0 Canada	100,000	100,000	0	0
Total	2,900,000	2,900,000	0	0

(1)
Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

We have the following relationships among our shareholders:

1.	Susan Hahn is Terry Hahn’s mother;
2.	Jacqueline Hagel is Terry Hahn’s cousin;
3.	Pierre Duperon is Terry Hahn’s brother in law;
4.	Jesse Hahn is Terry Hahn’s nephew;
5.	Mel Hahn is Terry Hahn’s brother.

PLAN OF DISTRIBUTION

The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions.

Our common stock is quoted on the OTCBB under the symbol “XTML.”  As such, the selling stockholders may sell some or all of their common stock directly into such market.

The selling stockholders will sell our shares at prevailing market prices or privately negotiated prices.

We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

The shares may also be sold in compliance with Rule 144 of the Securities Act.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or if they act as agent for the purchaser of such common stock, from such purchaser.  The selling stockholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders.  Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

We are bearing all costs relating to the registration of the common stock.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1933.

We are relying upon Rule 3a4-1 of the Securities Act of 1933, as amended, to deem such persons not associated with us as brokers. None of such persons are registered broker-dealers or affiliates of broker-dealers, and in the event and to the extent that members of our management sell shares, no commissions or other remuneration based either directly or indirectly on transaction in securities will be paid to such persons. In addition, such persons conduct their selling activity in accordance with paragraph (a) (4) (ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The Company’s authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable.

As of date of this prospectus, there were 7,900,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Empire Stock Transfer Inc.
1859 Whitney Mesa Dr.
Henderson, NV 89014
(702) 818-5898 Tel
(702) 974-1444 fax

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten Savage LLP, New York, New York.

The financial statements included in this prospectus and the registration statement have been audited by LBB & Associates Ltd., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

In General

We are in the business of licensing, manufacturing and marketing a bicycle drive shaft which could replace the bicycle chain. Our business strategy is to license our product to bicycle manufacturers. The manufacturers will manufacture our product under license for inclusion in their own product. In addition, we plan to outsource manufacturing of our product to third party manufacturers which production we plan to sell to bicycle manufacturers with whom we have not entered into licensing agreements and to supply the replacement market.

Patent Pending

On June 22, 2006 we entered into an agreement with our President, Mr. Terry Hahn, whereby we acquired the rights to a Patent Pending on a bicycle drive shaft. “Patent Pending” is the term used to describe an alleged invention that is subject to a patent application. This term may be used to draw competitor’s attention to the fact that they may be infringing a patent if the product is copied after the patent is granted. Our product provides for an efficient and effective means to vary the gear ratio of power delivery from a pedal crankshaft to a drive wheel.  It provides a method of engaging and disengaging a pinion gear at each end of the drive shaft onto and off of concentric rings of bevel gears at the pedal crankshaft and/or at the driven wheel hub.  The method employed is to lift the drive shaft gear off of one ring of gears, move it over, and to set it down onto another ring of gears.  Once the gearing is engaged, the only components of the transmission that move are the pedal gear, the drive shaft, and the drive gear.  The drive shaft is held in a straight line between the two end gears by the transmission.  Shifting is precise and easy because the drive shaft is lifted out of engagement, and set back down into engagement.  In addition, this design holds the gears in solid engagement before and after the gear shifting action.

Industry

Worldwide bicycle production for the years 2000 to 2006 averaged 97 million units per year.  The three largest manufacturers during this period were China, producing approximately 52 million units per year, India, producing approximately 11 million units per year, and Taiwan producing approximately 8 million units per year.  In comparison, during this period the United States manufactured approximately 1 million units per year.  The United States bicycle industry, including the retail value of domestic and imported bicycles, related parts, and accessories through all channels of distribution, was estimated to be worth $5.8 billion in 2006.  The total numbers of bicycles sold in the United States during 2006 were 2.6 million units.  The United States bicycle market is dominated by imported bicycles.  In 2006, it is estimated that 99.3% of the bicycles sold in the United States were imported.  China and Taiwan accounted for 99.55% of the total annual bicycle imports.

Distribution Channels

Bicycle, related parts and accessories sales are generally accomplished through four primary and distinct channels of distribution - the specialty bicycle retailer, the mass merchant, chain sporting goods stores, and “other,” which is comprised of a mixture of retailers, including multi-sport stores, outdoor retailers and mail order.

The specialty bicycle retailers feature higher quality merchandise, and also rely on adding value through added customer services such as bike fitting, expert assembly and repair.  In the United States approximately 17% of bicycle units were sold through the specialty retailers in 2006 but this represented 49% of the dollars denominated share.  The average specialty bicycle retailer in the United States revenue is 47% bicycles, 35% related parts and accessories, 11% bicycle repair and 7% other products and services.

The mass merchant sells mostly price-oriented products.  In the United States, approximately 75% of bicycle units were sold through the mass merchant in 2006, but this represented 37% of the dollars denominated share.  Most of these bicycles are imported, primarily from China.

In the United States, chain sporting goods stores sold approximately 5% of the bicycles in 2006, and 7.7% of the dollars denominated share.  These are merchants that fall somewhere between mass merchant and specialty bicycle dealers on the spectrum.

In the United States the “other” category sold 3% of the units, representing 6.6% of the dollars denominated share.

Specialty bicycle retailer commanded the vast majority of parts and accessories sales, and virtually 100% of the service market.

There is little brand crossover between these channels, i.e., it is uncommon to find brands from one channel being sold in stores from the other in any great numbers.

Sales and Marketing Strategy

We intend to rely on sales representatives to market our product.  Initially, this marketing will be conducted by our director, Mr. Terry Hahn.  Eventually, we will sell our products using a combination of sales representatives and distributors.  This will provide a broad distribution network that will allows us to efficiently distribute our product across a number of distribution channels to reach a greater number of retailers and manufacturers.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Competition

The bicycle parts and accessories industry is extremely competitive. Most of our competitors have substantially greater production, financial, research and development, personnel and marketing resources than we do and could use their greater resources to gain a greater market share at our expense.  Moreover, our competitors may be able to compete more aggressively than we could and sustain that competition over a longer period of time. Our lack of resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

Employees

We have no employees as of the date of this prospectus other than our President, Mr. Terry Hahn.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any trademarks or patent. We own the rights to a patent pending in the United States on a bicycle drive shaft under the patent application number 11/706,306.

Property

We do not have ownership or leasehold interest in any property. Our office is located at 21-10405 Jasper Avenue Edmonton, Alberta, T5J 3S2, Canada. Our office is located in the home of our President, Mr. Terry Hahn. It contains office furniture and equipment sufficient to administer our current business. Our President, Mr. Terry Hahn, donates this office space to us.

Legal Proceedings

There are no legal proceedings pending or threatened against us.  Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTCBB under the symbol “XTML.”  On February 28, 2010, the closing price for our common stock as reported on the OTCBB was unavailable, as there have been no reported trades of our common stock.

The high and the low bid prices for our common stock is based on inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

The table below sets forth the range of high and low bid information for our Common Shares as quoted on the OTCBB for each of the quarters during the fiscal year ended May 31, 2009 (no quotes are available for the fiscal year ended May 31, 2008, as our stock was not yet quoted on the OTCBB at such time) and for the quarters ended August 31, 2009, November 30, 2009 and February 28, 2010.

For the Quarter ended:	High	Low
May 31, 2009	N/A	N/A
August 31, 2009	N/A	N/A
November 30, 2009	N/A	N/A
February 28, 2010	N/A	N/A

We cannot assure you that a public market will materialize or if a market materializes, it will be sustained.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and offer quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

On April 30, 2010, we had 30 registered shareholders and 7,900,000 shares outstanding.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

As of April 30, 2010, we had not adopted an equity compensation plan and had not granted any stock options.

Recent Sales of Unregistered Securities

During the fiscal year ended May 31, 2009 and during the nine months ended February 28, 2010, we did not sell any equity securities not registered under the Securities Act.

Rule 144 Shares

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this prospectus, 7,900,000 shares of common stock are issued and outstanding, including the 2,900,000 shares of common stock which have been registered for resale in this prospectus. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares of our outstanding common stock. In general, under Rule 144, as currently in effect, a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

(a)	1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal 79,000 shares as of the date of this prospectus; or
(b)
If our shares are listed on a national securities exchange (which listing is not currently contemplated), the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

These sales under Rule 144 are also subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.  In addition, Rule 144 is not available for re-sales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

FINANCIAL STATEMENTS

Balance Sheets as of February 28, 2010 (unaudited) and May 31, 2009 (audited)	F-10
Statements of Operations for the three and nine months ended February 28, 2010 and the period from inception (June 22, 2006) to February 28, 2010 (unaudited)	F–11
Statements of Cash Flows for the nine months ended February 28, 2010 and the period from inception (June 22, 2006) to February 28, 2010 (unaudited)	F–12
Notes to Financial Statements	F–13

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Xtreme Link, Inc.
(An Exploration Stage Company)
Vancouver, Canada

We have audited the accompanying balance sheets of Xtreme Link, Inc. as of May 31, 2009 and 2008 and the related statements of operations, stockholders' equity, and cash flows for the years then ended and the period from June 22, 2006 (Inception) to May 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xtreme Link, Inc. as of May 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from June 22, 2006 (Inception) to May 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas

August 7, 2009

XTREME LINK, INC.
(A Development Stage Company)

BALANCE SHEETS

	May 31, 2009 - $ -	May 31, 2008 - $ -

ASSETS
Current assets
Cash	13,693	10,267
Total current assets	13,693	10,267
Pending patent	5,000	5,000
Total assets	18,693	15,267

LIABILITIES

Current liabilities
Accounts payable	-	1,100
Due to related party	18,577	577
Total current liabilities	18,577	1,677
Total liabilities	18,577	1,677
STOCKHOLDERS’ EQUITY
Common stock
Authorized:
75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,900,000 common shares	7,900	7,900
Additional paid in capital	61,100	49,100
Deficit accumulated during the development stage	(68,884)	(43,410)
Total stockholders’ equity	116	13,590
Total liabilities and stockholders’ equity	18,693	15,267

The accompanying notes are an integral part of these financial statements

XTREME LINK, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year ending May 31, 2009 - $ -	Year ending May 31, 2008 - $ -	Period from June 22, 2006 (Inception) to May 31, 2009 - $ -

Management fees	6,000	6,000	17,500
Rent	6,000	6,000	17,500
Office and miscellaneous	13,474	19,435	33,884
Net loss	(25,474)	(31,435)	(68,884)
Basic and diluted net loss per share	(0.00)	(0.00)
Weighted average number of shares outstanding	7,900,000	7,900,000

The accompanying notes are an integral part of these financial statements

XTREME LINK, INC.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JUNE 22, 2006 (INCEPTION) TO MAY 31, 2009

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total
	Number	$--	$--	$--	$--
Balance, June 22, 2006 (Inception)	-	-	-	-	-
Common shares issued for patent	5,000,000	5,000	-	-	5,000
Common shares issued for cash	2,900,000	2,900	26,100	-	29,000
Donated services	-	-	11,000	-	11,000
Net loss	-	-	-	(11,975)	(11,975)
Balance, May 31, 2007 (Audited)	7,900,000	7,900	37,100	(11,975)	33,025
Donated services	-	-	12,000	-	12,000
Net loss	-	-	-	(31,435)	(31,435)
Balance, May 31, 2008 (Audited)	7,900,000	7,900	49,100	(43,410)	13,590
Donated services	-	-	12,000	-	12,000
Net loss	-	-	-	(25,474)	(25,474)
Balance, May 31, 2009	7,900,000	7,900	61,100	(68,884)	116

The accompanying notes are an integral part of these financial statements

XTREME LINK, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year ending May 31, 2009 - $ -	Year ending May 31, 2008 - $ -	Period from June 22, 2006 (Inception) to May 31, 2009 - $ -

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(25,474)	(31,435)	(68,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Services provided by Company president	12,000	12,000	35,000
Changes in:
Accounts payable	(1,100)	1,100	-

NET CASH USED IN OPERATING ACTIVITIES	(14,574)	(18,335)	(33,884)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	18,000	-	18,577
Proceeds from sale of common stock	-	-	29,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	18,000	-	47,577
NET INCREASE (DECREASE) IN CASH	3,426	(18,335)	13,693

CASH, BEGINNING OF PERIOD	10,267	28,602	-
CASH, END OF PERIOD	13,693	10,267	13,693

Supplemental cash flow information:
Interest paid	-	-	-
Income taxes paid	-	-	-

Non-cash transactions: Stock issued for acquisition of patent	-	5,000	5,000

The accompanying notes are an integral part of these financial statements

Xtreme Link Inc.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

1.    NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada on June 22, 2006 and is in the development stage as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”.

The Company’s business is to commercialize its patent on a bicycle drive shaft which could replace the bicycle chain.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in US dollars. The Company’s year end is May 31.

These financial statements have been prepared on a going concern basis which assumes the Company will not be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instrument

The carrying value of cash approximates its fair value because of the short maturity of this instrument. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2009, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Impairment of Long-lived Assets

The Company records the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used over the long term are measured by a comparison of the carrying value of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the amount of the impairment is measured by the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill and Other Intangible Assets

The Company has adopted the provisions of the Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. Goodwill and other intangible assets with indefinite lives are no longer amortized under SFAS 142, but instead are tested for impairment at least annually. In addition, intangible assets with a definite life are amortized over that expected life and tested for impairment at least annually or whenever events or circumstances indicate a revision to the remaining period of amortization is warranted.  As of May 31, 2009 the pending patent had an indefinite useful life.  No impairment expense has been recognized associated with the pending patent.

3.    COMMON SHARES

a)	During June 2006, the Company issued 5,000,000 common shares of the Company at $0.001 per share to the Company’s president for acquisition of a pending patent.

b)	During the year ended May 31, 2007, the Company issued 2,900,000 common shares of the Company at $0.01 per share for cash proceeds of $29,000.

4.    RELATED PARTY TRANSACTIONS

a)	During June 2006, the Company issued 5,000,000 common shares of the Company at $0.001 per share to the Company’s president for acquisition of a patent.

b)
The President of the Company provides management services and office premises to the Company at no charge. The donated services are valued at $500 per month and donated office premises are valued at $500 per month. A total of $5,500 for donated services and $5,500 for donated rent were charged to operations and recorded as donated capital for the year ended May 31, 2007.  For the year ended May 31, 2008 a total of $6,000 for donated services and $6,000 for donated rent were charged to operations and recorded as additional paid in capital.  For the year ended May 31, 2009 a total of $6,000 for donated services and $6,000 for donated rent were charged to operations and recorded as additional paid in capital.

c)	As at May 31, 2009 an amount of $18,577 (May 31, 2008 - $577) is due to a director of the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

5.    INCOME TAXES

Deferred income taxes reflect the net effect of:

(a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income taxes reporting purposes, and
(b) net operating loss carryforwards.

No net provision for refundable U.S.  Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no  deferred  tax  asset attributable to the net operating loss carryforward has been  recognized,  as  it  is  not  deemed  likely  to  be  realized.

The effective tax rate of the Company is reconciled to statutory tax rates as follows:

May 31, 2009
U.S federal statutory tax rate	34%
U.S. valuation allowance	(34%)
Effective tax rate	-

5.     INCOME TAXES (continued)

Deferred tax assets consist of the following:

	May 31, 2009	May 31, 2008
Net Operating Loss Carryforward	$23,000	$15,000
Valuation Allowance	(23,000)	(15,000)
Deferred tax asset, net	$-	$-

The valuation allowance increased by approximately $8,000 during the year ended May 31, 2009.  The Company has non-capital losses carried forward of approximately $69,000 which expire beginning in 2029. They may be utilized to offset future taxable income. Future tax benefits, which may arise as a result of these losses and resource expenditures, have not been recognized in these financial statements.

XTREME LINK INC. (A Development Stage Company) BALANCE SHEET

	February 28, 2010 - $ -	May 31, 2009 - $ -
	(unaudited)
ASSETS
Current assets
Cash	8,698	13,693
Total current assets	8,698	13,693
Pending patent	5,000	5,000
Total assets	13,698	18,693

LIABILITIES

Current liabilities
Accounts payable		-
Due to related party	20,076	18,577
Total current liabilities	20,076	18,577
Total liabilities	20,076	18,577
STOCKHOLDERS’ EQUITY
Common stock
Authorized:
75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,900,000 common shares	7,900	7,900
Additional paid in capital	70,100	61,100
Deficit accumulated during the development stage	(84,378)	(68,884)
Total stockholders’ equity	(6,378)	116
Total liabilities and stockholders’ equity	13,698	18,693

See accompanying summary of accounting policies and notes to financial statements

XTREME LINK INC. (A Development Stage Company) STATEMENTS OF OPERATIONS Three and nine months ended February 28, 2010 and 2009 Period from June 22, 2006 (Inception) to February 28, 2010 (UNAUDITED)

	Three months ended February 28, 2010 - $ -	Three months ended February 28, 2009 - $ -	Nine months ended February 28, 2010 - $ -	Nine months ended February 28, 2009 - $ -	Period from June 22, 2006 (Inception) to February 28, 2010 - $ -
Management fees	1,500	1,500	4,500	4,500	22,000
Rent	1,500	1,500	4,500	4,500	22,000
General and administrative	462	2,396	6,495	8,745	40,378
Net loss	3,462	5,396	15,495	17,745	84,378
Basic and diluted loss per share	(0.00)	(0.00)	(0.00)	(0.00)
Weighted average number of shares outstanding	7,900,000	7,900,000	7,900,000	7,900,000

See accompanying summary of accounting policies and notes to financial statements

XTREME LINK INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS Nine months ended February 28, 2010 Period from June 22, 2006 (Inception) through February 28, 2010 (UNAUDITED)

	Nine months ended February 28, 2010 - $ -	Nine months ended February 28, 2009 - $ -	Period from June 22, 2006 (Inception) through February 28, 2010 - $ -
CASHFLOWS FROM OPERATING ACTIVITIES:
Net loss	(15,495)	(17,745)	(84,378)
Add: Non cash contribution of services	9,000	9,000	44,000
Adjustments to reconcile net loss to cash used by operating activities:
Net change in:
Accounts payable – Related Party	1,500	1,100	20,076
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,995)	(9,845)	(20,302)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from sale of common stock	-	-	29,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:	-	-	29,000
NET INCREASE (DECREASE) IN CASH	(4,995)	(9,845)	8,698
Cash, beginning of period	13,693	10,267	-
Cash, end of period	8,698	422	8,698

Supplemental cash flow information:
Interest paid	-	-	-
Taxes paid	-	-	-
Non-cash transactions:
Stock issued for acquisition of patent	-	5,000	5,000

See accompanying summary of accounting policies and notes to financial statements

XTREME LINK INC. NOTES TO FINANCIAL STATEMENTS (A Development Stage Company) February 28, 2010 (UNAUDITED)

Note 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Xtreme Link Inc. ("Xtreme" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report filed with the SEC on Form 10-K filed on August 28, 2009. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2009, as reported in the Form 10-K, have been omitted.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with our audited and unaudited financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus.

Our financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations and Cash Requirements over the Next 12 Months

Our plan of operation for the next 12 months is to enter into negotiations with bicycle manufacturers to license our product and to identify a third party manufacturer to commence production and marketing of our product.

Over the next 12 months, we anticipate spending approximately $30,000 on professional fees, administrative expenses and costs of complying with our reporting obligations and $50,000 on marketing expenses. Total expenditures over the next 12 months are expected to be approximately $80,000.

Our cash reserves are not sufficient to meet our obligations for the next 12-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our President, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next 12 months. We do not have any arrangements in place for any future equity financing. If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Results of Operations

We did not earn any revenues for the periods from June 22, 2006 (inception) to February 28, 2010.

Expenses

Our expenses for the twelve month periods ended May 31, 2009 and 2008, were $25,474 and $31,435, respectively. During the period from June 22, 2006 (date of inception), through May 31, 2009, we incurred expenses of $68,884. These operating expenses were comprised of management fees of $6,000 (2008 - $6,000), office and general expenses of $13,474 (2008 - $19,435) and rent of $6,000 (2008 - $6,000).

We incurred expenses in the amount of $3,462 for the three-month period ended February 28, 2010 (three-month period ended February 28, 2009: $5,396). These operating expenses, comprised of general and administration expenses of $462 (three-month period ended February 28, 2009: $2,396), donated rent of $1,500 (three-month period ended February 28, 2009: $1,500) and donated management fees of $1,500 (three-month period ended February 28, 2009: $1,500).

We incurred operating expenses in the amount of $15,495 for the nine-month period ended February 28, 2010 (nine-month period ended February 28, 2009: $17,745). These operating expenses, comprised of general and administration expenses of $6,495 (nine-month period ended February 28, 2009: $8,745), donated rent of $4,500 (nine-month period ended February 28, 2009: $4,500) and donated management fees of $4,500 (nine-month period ended February 28, 2009: $4,500).

Liquidity and Capital Resources

We do not have any credit facilities or other commitments for debt or equity financing.  We cannot assure you that advances will be available when needed.  We need funding to undertake our operations at our current level. Private capital, if sought, will be sought from private and institutional investors.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.  If a market for our shares ever develops, of which we cannot assure you, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements.  We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases.  These obligations will reduce our ability and resources to fund other aspects of our business.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate certain persons and/or firms providing services to us or with whom we do business, although there can be no assurances that we will be successful in any of those efforts.

Should we be unsuccessful to use non-cash means to settle our obligations or compensate persons or firms providing us with services we intend to raise loans from our president and/or shareholders to pay for ongoing expenses.  These parties have indicated their willingness to advance us loans, however none of them are obligated to do so.  There can be no assurance that will be able to arrange for loan financing on terms that are acceptable to us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS AND EXECUTIVE OFFICERS

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

Name	Age	Position with Registrant	Served as a Director or Officer Since
Mr. Terry Hahn	53	President, CEO,	June 22, 2006
		Chief Financial Officer,
		Treasurer, Secretary and
		and Director

The following describes the business experience of the Company's sole director and executive officer:

Mr. Terry Hahn, age 53, has served as our President, CEO, Chief Financial Officer, Treasurer and Secretary since our inception. He is also our sole director. Mr. Hahn will be devoting substantially all of his time to our business. From 1986 to date Mr. Hahn has been involved in business start-ups, business management, consulting and investment research. During this period Mr. Hahn was involved with businesses in the music, retail, insurance and property management industries. Mr. Hahn graduated with Bachelor of Science in Electrical Engineering at the University of Alberta in 1977.

Term of Office

Directors are elected annually by our shareholders and hold office until the next Annual General Meeting. Each officer holds office at the pleasure of the board of directors.

Board Committees

To date, our Board of Directors has not established a nominating and governance committee, a compensation committee, or an audit committee.

Code of Ethics

We currently do not have a Code of Ethics.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended May 31, 2009.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended May 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Terry Hahn President/Board Member	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Outstanding Equity Awards at 2009 Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Terry Hahn	--	--	--	--	--	--	--	--	--

Option Grants and Exercises

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

Employment Agreements

We have not entered into employment and/or consultant agreements with our sole director and officer.

Compensation of Directors

All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties. Our director has not received any compensation for the fiscal year ended May 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock at April 23, 2010 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) by all of our directors and executive officers as a group.  Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our executive office address.

	Name and address	Beneficial	Percentage
Title of Class	of beneficial owner	ownership	of class

Common Stock	Mr. Terry Hahn	5,000,000	63.29%
	President, CEO
	and Director

Common Stock	All Officers and directors	5,000,000	63.29%
	(1 person)

The percentage of class is based on 7,900,000 shares of common stock issued and outstanding April 23, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None of our directors or officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests.  In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by referenced therein for copies of the actual contract, agreement or other document. We are currently required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

You can read the registration statement and our future filings with the SEC on the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until             , 2010, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

XTREME LINK, INC.

2,900,000 Shares

Of
Common Stock

PROSPECTUS

___________, 2010

PART II

Information Not Required in the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$8.90
Transfer Agent Fees	$1000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$5,000.00
Edgar filing fees	$1,000.00
$12,008.90

All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.  Under the Nevada Revised Statutes, a corporation may indemnify a director or officer for expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with certain actions unless it is specifically limited by a company’s articles of incorporation.  Our articles of incorporation permit indemnification to the fullest extent permitted under Nevada law.  Excepted from a director’s or officer’s ability to receive indemnification are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made:  (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 15.  Recent Sales of Unregistered Securities

We issued 5,000,000 shares of common stock on June 22, 2006 to Mr. Terry Hahn our sole director.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) at a price of $0.001 per share, for total consideration of $5,000.  The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 2,900,000 shares of our common stock at a price of $0.01 per share to a total of 29 purchasers on October 31, 2007.  The total amount we received from this offering was $29,000.  We completed this offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that they were a non-US person as defined in Regulation S.  We did not engage in distribution of these offerings in the United States.  Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended*
3.2	Bylaws*
4.1	Specimen Stock Certificate*
5.1	Legal opinion of Gersten Savage LLP*
23.1	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants
23.2	Consent of Gersten Savage LLP (Forms part of Exhibit 5.10)

* Previously filed.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)           That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed in the City of Vancouver, Province of British Columbia on April 30, 2010.

XTREME LINK, INC.

By:	/s/ Terry Hahn
Mr. Terry Hahn
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ Terry Hahn Mr. Terry Hahn	President, Chief Executive Officer, Principal Accounting Officer, Treasurer, Secretary and Director	April 30, 2010